Exhibit 99.1

PRESS RELEASE

Allegiance Bancshares, Inc.

8847 West Sam Houston Parkway N., Suite 200

Houston, Texas 77040

ir@allegiancebank.com

ALLEGIANCE BANCSHARES, INC. REPORTS RECORD

THIRD QUARTER 2018 RESULTS

•	Record earnings of $8.9 million and diluted earnings per common share of $0.65 for the third quarter 2018
•	Core loan growth of $274.1 million year over year, or 12.9%, and $84.9 million for the third quarter 2018 compared to the linked quarter, or 14.7% (annualized)
•	Net charge-offs of 0.04% and 0.08% (annualized) for the third quarter and year-to-date 2018, respectively
•	Completed the acquisition of Post Oak Bancshares, Inc. on October 1, 2018

HOUSTON, October 25, 2018. Allegiance Bancshares, Inc. (NASDAQ: ABTX) ("Allegiance"), the holding company of Allegiance Bank (the "Bank"), today reported net income of $8.9 million and diluted earnings per share of $0.65 for the third quarter 2018 compared to $3.0 million and diluted earnings per share of $0.22 for the third quarter 2017.  Net income for the nine months ended September 30, 2018 was $24.1 million, or $1.77 per diluted share, compared to $14.4 million, or $1.07 per diluted share, for the nine months ended September 30, 2017. The nine months ended September 30, 2018 results include $1.8 million and $821 thousand of core system conversion and merger-related expenses, respectively.

“I am extremely pleased to report record quarterly earnings for Allegiance, both in terms of net income and earnings per share. Our results reflect the execution of our core strategies as evidenced by double-digit organic loan growth and a continued focus on strong credit quality,” said George Martinez, Allegiance’s Chairman and Chief Executive Officer.

“Additionally, we are excited to have completed our merger with Post Oak on October 1st, which further enhanced our market position as Houston’s largest community bank. With this merger, we have surpassed $4 billion in total assets, which we believe will allow us to gain valuable scale and take advantage of organic and strategic growth opportunities that will further enhance shareholder value. We are proud to welcome the employees, clients and shareholders of Post Oak to the Allegiance family.  Together, we are committed to providing the same superior, personalized service to which our customers are accustomed and to the continued investment in the communities where we live and work.  We anticipate completing the operational integration of Post Oak during the first quarter of 2019,” concluded Martinez.

Third Quarter 2018 Results

Net interest income before provision for loan losses in the third quarter 2018 increased $1.0 million, or 3.8%, to $28.0 million from $27.0 million for the third quarter 2017 primarily due to organic loan growth, partially offset by interest expense on the subordinated debt that was issued in December 2017.  Net interest income before provision for loan losses in the third quarter 2018 increased slightly from $27.8 million in the second quarter 2018.  The net interest margin on a tax equivalent basis decreased 27 basis points to 4.10% for the third quarter 2018 from 4.37% for the third quarter 2017 and decreased 11 basis points from 4.21% for the second quarter 2018. The decrease from the prior year was primarily due to the increase in interest expense on interest-bearing liabilities driven in part by the subordinated debt issuance in December 2017.

Noninterest income for the third quarter 2018 was $1.9 million, an increase of $468 thousand, or 32.1%, compared to $1.5 million for the third quarter 2017 and increased $123 thousand compared to $1.8 million for the second quarter 2018.

Noninterest expense for the third quarter 2018 increased $1.5 million, or 8.4%, to $19.2 million from $17.7 million for the third quarter 2017, and decreased $696 thousand, or 3.5%, from $19.9 million for the second quarter 2018. The increase in noninterest expense over the third quarter 2017 was primarily due to salaries and benefits and data processing and software amortization expenses incurred to support strategic growth initiatives, partially offset by a decrease in professional fees.  Noninterest expense decreased over the linked quarter primarily due to core system conversion and merger-related expenses incurred during the second quarter 2018.  In the third quarter 2018, Allegiance’s efficiency ratio increased to 63.95% from 62.14% for the third quarter 2017 and decreased from 67.05% for the second quarter 2018.  Third quarter 2018 annualized returns on average assets, average equity and average tangible equity were 1.18%, 10.80% and 12.40%, respectively, compared to 0.43%, 3.90% and 4.55%, respectively, for the third quarter 2017.  Annualized returns on average assets, average equity and average tangible equity for the second quarter 2018 were 1.03%, 9.55% and 11.02%, respectively.

Nine Months Ended September 30, 2018 Results

Net interest income before provision for loan losses for the nine months ended September 30, 2018 increased $6.5 million, or 8.5%, to $82.7 million from $76.2 million for the nine months ended September 30, 2017 primarily due to organic loan growth partially offset by the increased interest expense on interest-bearing liabilities.  The net interest margin on a tax equivalent basis decreased 17 basis points to 4.17% for the nine months ended September 30, 2018 from 4.34% for the nine months ended September 30, 2017 primarily due to the increase in interest expense on interest-bearing liabilities driven in part by the subordinated debt issuance in December 2017.

Noninterest income for the nine months ended September 30, 2018 was $5.4 million, an increase of $1.1 million, or 25.7%, compared to $4.3 million for the nine months ended September 30, 2017.

Noninterest expense for the nine months ended September 30, 2018 increased $7.1 million, or 13.9%, to $57.7 million from $50.7 million for the nine months ended September 30, 2017.  The increase in noninterest expense over the nine months ended September 30, 2017 was primarily due to expenses related to the core system conversion of $1.8 million and merger-related expenses of $821 thousand during the nine months ended September 30, 2018.

During the nine months ended September 30, 2018, Allegiance’s efficiency ratio increased to 65.52% from 62.97% for the nine months ended September 30, 2017. For the nine months ended September 30, 2018, annualized returns on average assets, average equity and average tangible equity were 1.10%, 10.16% and 11.72%, respectively, compared to 0.73%, 6.55% and 7.67%, respectively, for the nine months ended September 30, 2017.

Financial Condition

Total assets at September 30, 2018 increased $222.1 million, or 7.9%, to $3.04 billion compared to $2.81 billion at September 30, 2017 and increased $69.1 million, or 2.3%, compared to $2.97 billion at June 30, 2018.

Total loans at September 30, 2018 increased $239.4 million, or 10.9%, to $2.44 billion compared to $2.20 billion at September 30, 2017 and increased $82.3 million, or 3.5%, compared to $2.36 billion at June 30, 2018. These increases were due to strong organic loan growth within the Bank’s loan portfolio. Core loans, which exclude the mortgage warehouse portfolio, increased $274.1 million, or 12.9%, to $2.39 billion at September 30, 2018 from $2.12 billion at September 30, 2017 and increased $84.9 million, or 3.7%, from $2.31 billion at June 30, 2018.

Deposits at September 30, 2018 increased $147.2 million, or 6.4%, to $2.43 billion compared to $2.29 billion at September 30, 2017 and increased $120.0 million, or 5.2%, compared to $2.31 billion at March 31, 2018.

Asset Quality

Nonperforming assets totaled $16.9 million, or 0.56% of total assets, at September 30, 2018, compared to $14.6 million, or 0.52%, of total assets, at September 30, 2017, and $14.6 million, or 0.49% of total assets, at June 30, 2018. The allowance for loan losses was 0.97% of total loans at September 30, 2018, 1.08% of total loans at September 30, 2017 and 1.01% of total loans at June 30, 2018.

There was no provision for loan losses recorded during the third quarter 2018 due in part to the reversal of the remaining Hurricane Harvey reserve compared to $6.9 million, or 1.28% (annualized) of average loans, for the third quarter 2017, and $631 thousand, or 0.11% (annualized) of average loans, for the second quarter 2018.

Third quarter 2018 net charge-offs were $245 thousand compared to net charge-offs of $4.2 million for the third quarter 2017 and net charge-offs of $1.4 million for the second quarter 2018.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Thursday, October 25, 2018 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its third quarter 2018 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 3079335.  Alternatively, a simultaneous audio-only webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events. If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under News and Events, Event Calendar, Past Events.

Allegiance Bancshares, Inc.

As of September 30, 2018, Allegiance was a $3.04 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium-sized businesses and individual customers. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks.  As of September 30, 2018, Allegiance Bank operated 16 full-service banking locations and one loan production office in the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “continues,” “anticipates,” “intends,” “projects,” “estimates,” “potential,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings.  Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	2018			2017
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
Cash and cash equivalents	$191,468	$200,645	$190,088	$182,103	$192,427
Available for sale securities	300,115	300,897	307,411	309,615	323,856

Total loans	2,440,926	2,358,675	2,290,494	2,270,876	2,201,540
Allowance for loan losses	(23,586)	(23,831)	(24,628)	(23,649)	(23,722)
Loans, net	2,417,340	2,334,844	2,265,866	2,247,227	2,177,818

Goodwill	39,389	39,389	39,389	39,389	39,389
Core deposit intangibles, net	2,688	2,883	3,079	3,274	3,469
Premises and equipment, net	18,970	19,049	18,605	18,477	18,273
Other real estate owned	1,801	1,710	365	365	453
Bank owned life insurance	22,838	22,701	22,563	22,422	22,277
Other assets	40,930	44,308	39,118	37,359	35,472
Total assets	$3,035,539	$2,966,426	$2,886,484	$2,860,231	$2,813,434

Noninterest-bearing deposits	$789,705	$749,787	$694,880	$683,110	$712,951
Interest-bearing deposits	1,644,086	1,563,999	1,589,922	1,530,864	1,573,664
Total deposits	2,433,791	2,313,786	2,284,802	2,213,974	2,286,615

Borrowed funds	211,569	275,569	232,569	282,569	207,569
Subordinated debentures	48,839	48,779	48,719	48,659	9,277
Other liabilities	13,209	8,404	8,406	8,164	7,246
Total liabilities	2,707,408	2,646,538	2,574,496	2,553,366	2,510,707

Common stock	13,397	13,341	13,302	13,227	13,171
Capital surplus	221,762	220,665	219,760	218,408	216,943
Retained earnings	98,968	90,089	82,533	74,894	71,690
Accumulated other comprehensive (loss) income	(5,996)	(4,207)	(3,607)	336	923
Total shareholders’ equity	328,131	319,888	311,988	306,865	302,727
Total liabilities and equity	$3,035,539	$2,966,426	$2,886,484	$2,860,231	$2,813,434

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Year-to-Date
	2018			2017		2018	2017
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$32,988	$31,846	$30,117	$29,747	$28,588	$94,951	$80,584
Securities:
Taxable	636	646	599	563	547	1,881	1,548
Tax-exempt	1,447	1,451	1,459	1,545	1,574	4,357	4,789
Deposits in other financial institutions	265	250	216	183	192	731	479
Total interest income	35,336	34,193	32,391	32,038	30,901	101,920	87,400

INTEREST EXPENSE:
Demand, money market and savings deposits	1,248	887	976	992	811	3,111	2,167
Certificates and other time deposits	4,051	3,284	2,785	2,521	2,299	10,120	6,539
Borrowed funds	1,272	1,472	1,036	854	654	3,780	2,068
Subordinated debt	729	734	705	235	140	2,168	394
Total interest expense	7,300	6,377	5,502	4,602	3,904	19,179	11,168
NET INTEREST INCOME	28,036	27,816	26,889	27,436	26,997	82,741	76,232
Provision for loan losses	—	631	653	1,930	6,908	1,284	11,258
Net interest income after provision for loan losses	28,036	27,185	26,236	25,506	20,089	81,457	64,974

NONINTEREST INCOME:
Nonsufficient funds fees	175	214	176	158	144	565	527
Service charges on deposit accounts	177	106	223	179	204	506	604
Gain (loss) on sale of securities	—	—	—	30	(12)	—	(12)
Gain on sales of other real estate	—	1	—	6	—	1	—
Bank owned life insurance	137	138	141	145	146	416	440
Rebate from correspondent bank	613	564	444	388	370	1,621	939
Other	826	782	662	677	608	2,270	1,780
Total noninterest income	1,928	1,805	1,646	1,583	1,460	5,379	4,278

NONINTEREST EXPENSE:
Salaries and employee benefits	12,965	12,778	12,794	12,188	11,580	38,537	32,557
Net occupancy and equipment	1,281	1,333	1,272	1,398	1,325	3,886	4,054
Depreciation	490	433	407	412	427	1,330	1,225
Data processing and software amortization	1,226	1,356	1,053	1,850	783	3,635	2,197
Professional fees	303	567	469	222	822	1,339	2,704
Regulatory assessments and FDIC insurance	505	494	534	533	582	1,533	1,740
Core deposit intangibles amortization	195	196	195	195	195	586	586
Communications	262	259	248	252	251	769	731
Advertising	351	340	330	436	302	1,021	853
Acquisition and merger-related expenses	196	625	—	—	—	821	—
Other	1,390	1,479	1,415	1,790	1,409	4,284	4,039
Total noninterest expense	19,164	19,860	18,717	19,276	17,676	57,741	50,686
INCOME BEFORE INCOME TAXES	10,800	9,130	9,165	7,813	3,873	29,095	18,566
Provision for income taxes	1,921	1,574	1,454	4,609	887	4,949	4,138
NET INCOME	$8,879	$7,556	$7,711	$3,204	$2,986	$24,146	$14,428

EARNINGS PER SHARE
Basic	$0.66	$0.57	$0.58	$0.24	$0.23	$1.81	$1.10
Diluted	$0.65	$0.55	$0.57	$0.24	$0.22	$1.77	$1.07

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Year-to-Date
	2018			2017		2018	2017
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$8,879	$7,556	$7,711	$3,204	$2,986	$24,146	$14,428

Earnings per share, basic	$0.66	$0.57	$0.58	$0.24	$0.23	$1.81	$1.10
Earnings per share, diluted	$0.65	$0.55	$0.57	$0.24	$0.22	$1.77	$1.07

Return on average assets(A)	1.18%	1.03%	1.09%	0.45%	0.43%	1.10%	0.73%
Return on average equity(A)	10.80%	9.55%	10.10%	4.15%	3.90%	10.16%	6.55%
Return on average tangible equity(A)(B)	12.40%	11.02%	11.71%	4.82%	4.55%	11.72%	7.67%
Tax equivalent net interest margin(C)	4.10%	4.21%	4.20%	4.33%	4.37%	4.17%	4.34%
Efficiency ratio(D)	63.95%	67.05%	65.59%	66.50%	62.14%	65.52%	62.97%

Liquidity and Capital Ratios
Allegiance Bancshares, Inc. (Consolidated)
Equity to assets	10.81%	10.78%	10.81%	10.73%	10.76%	10.81%	10.76%
Tangible equity to tangible assets(B)	9.56%	9.49%	9.48%	9.38%	9.38%	9.56%	9.38%
Estimated common equity tier 1 capital	11.16%	10.60%	10.82%	10.54%	10.68%	11.16%	10.68%
Estimated tier 1 risk-based capital	11.51%	10.97%	11.19%	10.92%	11.07%	11.51%	11.07%
Estimated total risk-based capital	13.92%	13.42%	13.72%	13.43%	12.04%	13.92%	12.04%
Estimated tier 1 leverage capital	10.23%	9.78%	9.98%	9.84%	9.90%	10.23%	9.90%
Allegiance Bank
Estimated common equity tier 1 capital	11.23%	11.04%	10.95%	10.72%	10.93%	11.23%	10.93%
Estimated tier 1 risk-based capital	11.23%	11.04%	10.95%	10.72%	10.93%	11.23%	10.93%
Estimated total risk-based capital	13.64%	13.49%	13.49%	13.24%	11.91%	13.64%	11.90%
Estimated tier 1 leverage capital	9.98%	9.84%	9.77%	9.67%	9.77%	9.98%	9.77%

Other Data
Weighted average shares:
Basic	13,371	13,327	13,262	13,187	13,165	13,320	13,104
Diluted	13,637	13,634	13,542	13,496	13,483	13,605	13,445
Period end shares outstanding	13,397	13,341	13,301	13,227	13,171	13,397	13,171
Book value per share	$24.49	$23.98	$23.46	$23.20	$22.98	$24.49	$22.98
Tangible book value per share(B)	$21.35	$20.81	$20.26	$19.97	$19.73	$21.35	$19.73

(A)	Interim periods annualized.
(B)	Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.
(C)	Net interest margin represents net interest income divided by average interest-earning assets.
(D)

Represents noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of securities.  Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$2,384,966	$32,988	5.49%	$2,312,725	$31,846	5.52%	$2,141,546	$28,588	5.30%
Securities	304,254	2,083	2.72%	315,198	2,097	2.67%	324,901	2,121	2.59%
Deposits in other financial institutions	47,518	265	2.21%	50,227	250	2.00%	53,409	192	1.43%
Total interest-earning assets	2,736,738	$35,336	5.12%	2,678,150	$34,193	5.12%	2,519,856	$30,901	4.87%
Allowance for loan losses	(24,059)			(24,753)			(20,886)
Noninterest-earning assets	276,997			280,852			261,524
Total assets	$2,989,676			$2,934,249			$2,760,494

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$181,284	$389	0.85%	$157,588	$208	0.53%	$142,429	$127	0.35%
Money market and savings deposits	530,240	859	0.64%	522,381	679	0.52%	558,087	684	0.49%
Certificates and other time deposits	896,253	4,051	1.79%	827,897	3,284	1.59%	754,076	2,299	1.21%
Borrowed funds	234,776	1,272	2.15%	311,185	1,472	1.90%	197,668	654	1.31%
Subordinated debt	48,805	729	5.93%	48,746	734	6.04%	9,259	140	5.98%
Total interest-bearing liabilities	1,891,358	$7,300	1.53%	1,867,797	$6,377	1.37%	1,661,519	$3,904	0.93%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	761,935			741,266			786,566
Other liabilities	10,179			7,778			8,960
Total liabilities	2,663,472			2,616,841			2,457,045
Shareholders' equity	326,204			317,408			303,449
Total liabilities and shareholders' equity	$2,989,676			$2,934,249			$2,760,494

Net interest rate spread			3.59%			3.75%			3.94%

Net interest income and margin(1)		$28,036	4.06%		$27,816	4.17%		$26,997	4.25%

Net interest income and margin (tax equivalent)(2)		$28,292	4.10%		$28,086	4.21%		$27,748	4.37%

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Nine Months Ended September 30,
	2018			2017
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$2,319,727	$94,951	5.47%	$2,038,228	$80,584	5.29%
Securities	310,709	6,238	2.68%	325,730	6,337	2.60%
Deposits in other financial institutions	49,205	731	1.99%	52,150	479	1.23%
Total interest-earning assets	2,679,641	$101,920	5.09%	2,416,108	$87,400	4.84%
Allowance for loan losses	(24,254)			(19,456)
Noninterest-earning assets	276,777			260,843
Total assets	$2,932,164			$2,657,495

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$190,228	$914	0.64%	$136,991	$345	0.34%
Money market and savings deposits	534,925	2,197	0.55%	514,995	1,822	0.47%
Certificates and other time deposits	841,849	10,120	1.61%	741,732	6,539	1.18%
Borrowed funds	265,401	3,780	1.90%	282,024	2,068	0.98%
Subordinated debt	48,746	2,168	5.95%	9,231	394	5.70%
Total interest-bearing liabilities	1,881,149	$19,179	1.36%	1,684,973	$11,168	0.89%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	724,493			670,908
Other liabilities	8,742			6,926
Total liabilities	2,614,384			2,362,807
Shareholders' equity	317,780			294,688
Total liabilities and shareholders' equity	$2,932,164			$2,657,495

Net interest rate spread			3.73%			3.95%

Net interest income and margin		$82,741	4.13%		$76,232	4.22%

Net interest income and margin (tax equivalent)		$83,551	4.17%		$78,517	4.34%

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	2018			2017
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$458,434	$452,307	$447,168	$457,129	$446,029
Mortgage warehouse	48,876	51,552	41,572	69,456	83,577
Real estate:
Commercial real estate (including multi-family residential)	1,161,992	1,134,903	1,108,537	1,080,247	1,045,220
Commercial real estate construction and land development	298,916	270,965	257,566	243,389	225,574
1-4 family residential (including home equity)	344,342	330,053	317,842	301,219	283,399
Residential construction	117,740	109,962	108,882	109,116	106,299
Consumer and other	10,626	8,933	8,927	10,320	11,442
Total loans	$2,440,926	$2,358,675	$2,290,494	$2,270,876	$2,201,540

Asset Quality:
Nonaccrual loans	$14,943	$12,137	$13,373	$13,328	$13,913
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	14,943	12,137	13,373	13,328	13,913
Other real estate	1,801	1,710	365	365	453
Other repossessed assets	205	740	443	205	205
Total nonperforming assets	$16,949	$14,587	$14,181	$13,898	$14,571

Net charge-offs (recoveries)	$245	$1,428	$(326)	$2,003	$4,196

Nonaccrual loans:
Commercial and industrial	$6,258	$5,983	$6,153	$6,437	$5,031
Mortgage warehouse	—	—	—	—	—
Real estate:
Commercial real estate (including multi-family residential)	5,006	4,917	6,466	6,110	8,097
Commercial real estate construction and land development	694	—	—	—	—
1-4 family residential (including home equity)	2,985	1,237	754	781	735
Residential construction	—	—	—	—	—
Consumer and other	—	—	—	—	50
Total nonaccrual loans	$14,943	$12,137	$13,373	$13,328	$13,913

Asset Quality Ratios:
Nonperforming assets to total assets	0.56%	0.49%	0.49%	0.49%	0.52%
Nonperforming loans to total loans	0.61%	0.51%	0.58%	0.59%	0.63%
Allowance for loan losses to nonperforming loans	157.84%	196.35%	184.16%	177.44%	170.50%
Allowance for loan losses to total loans	0.97%	1.01%	1.08%	1.04%	1.08%
Net charge-offs (recoveries) to average loans (annualized)	0.04%	0.25%	(0.06)%	0.36%	0.78%

Allegiance Bancshares, Inc.

GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures

(Unaudited)

Allegiance’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance.  Allegiance believes that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews tangible book value per share, return on average tangible equity and the ratio of tangible equity to tangible assets for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Year-to-Date
	2018			2017		2018	2017
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Total Shareholders' equity	$328,131	$319,888	$311,988	$306,865	$302,727	$328,131	$302,727
Less: Goodwill and core deposit intangibles, net	42,077	42,272	42,468	42,663	42,858	42,077	42,858
Tangible shareholders’ equity	$286,054	$277,616	$269,520	$264,202	$259,869	$286,054	$259,869

Shares outstanding at end of period	13,397	13,341	13,301	13,227	13,171	13,397	13,171

Tangible book value per share	$21.35	$20.81	$20.26	$19.97	$19.73	$21.35	$19.73

Net income	$8,879	$7,556	$7,711	$3,204	$2,986	$24,146	$14,428

Average shareholders' equity	$326,204	$317,408	$309,545	$306,346	$303,449	$317,780	$294,688
Less: Average goodwill and core deposit intangibles, net	42,203	42,393	42,589	42,758	42,954	42,394	43,148
Average tangible shareholders’ equity	$284,001	$275,015	$266,954	$263,588	$260,495	$275,386	$251,540

Return on average tangible equity	12.40%	11.02%	11.71%	4.82%	4.55%	11.72%	7.67%

Total assets	$3,035,539	$2,966,426	$2,886,484	$2,860,231	$2,813,434	$3,035,539	$2,813,434
Less: Goodwill and core deposit intangibles, net	42,077	42,272	42,468	42,663	42,858	42,077	42,858
Tangible assets	$2,993,462	$2,924,154	$2,844,016	$2,817,568	$2,770,576	$2,993,462	$2,770,576

Tangible equity to tangible assets	9.56%	9.49%	9.48%	9.38%	9.38%	9.56%	9.38%